EXHIBIT 99.1

State Auto Financial announces departure of Jessica Clark
COLUMBUS, OHIO - May 23, 2017 - State Auto Financial Corporation (NASDAQ:STFC) today announced the departure of Senior Vice President, Director of Commercial and Specialty Lines Jessica E. Clark, effective, May 26, 2017. Clark will become chief executive officer of GuideOne Insurance of West Des Moines, Iowa.
“At the same time I’m disappointed to lose Jess as a key member of our leadership team, I’m very happy for her and her family,” said STFC Chairman, President and CEO Mike LaRocco. “Jess led the development of a strong team within commercial lines and specialty that will continue to drive us toward profitable growth.”
Clark joined STFC through State Automobile Mutual Insurance Company’s acquisition of Rockhill Insurance in 2009. The company has not announced her replacement.
About State Auto Financial Corporation
State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top fourth of all NASDAQ listed companies.
The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

State Auto Financial Corporation

Media contact:
Kyle Anderson, 614-917-5497
Kyle.Anderson@StateAuto.com

or

Investor contact:
Tara Shull, 614-917-4478
Tara.Shull@StateAuto.com